UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2026

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 6, 2026, Wayfair Inc. (“Wayfair” or the “Company”) issued a notice (the “Redemption Notice”) to holders of the Company’s 3.25% Convertible Senior Notes due 2027 (the “Notes”) calling for redemption (the “Redemption”) $250 million principal amount of the outstanding Notes.
On March 23, 2026 (the “Redemption Date”), any outstanding Notes that are called for Redemption and have not been submitted for conversion will be redeemed for cash at a price (the “Redemption Price”) equal to the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.

Notes that are called for Redemption may be submitted for conversion at any time before 5:00 p.m. (New York City time) on the second scheduled trading day before the Redemption Date (the “Redemption Period”). The Company currently expects that holders of Notes called for Redemption will convert such Notes before the Redemption Date. However, those holders are not obligated to convert their Notes, and the Company will be required to pay the Redemption Price for all Notes called for Redemption that are not converted during the Redemption Period. Notes called for Redemption that are converted during the Redemption Period will be settled with cash up to the principal amount of such Notes and shares of the Company’s Class A common stock in respect of the remainder, if any, of the conversion obligation in excess of the principal amount of such converted Notes, together with cash in lieu of fractional shares. As of the date of the Redemption Notice, the conversion rate of the Notes is 15.7597 shares of the Company’s Class A common stock per $1,000 principal amount of Notes. However, in accordance with the Indenture governing the Notes, the Conversion Rate applicable to Notes called for Redemption that are converted during the Redemption Period will be increased to 16.3779 shares of the Company’s Class A common stock per $1,000 principal amount of Notes.

This Current Report on Form 8-K is not a notice of redemption of the Notes. The redemption is being made solely pursuant to the Notice of Partial Redemption, dated February 6, 2026, relating to the Notes.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation: statements regarding the planned Redemption, including the Company’s expectations regarding conversions by holders of Notes called for Redemption, the Redemption’s expected impacts, including potential dilutive impacts, and other statements that are not historical fact. These statements are based on Wayfair’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, without limitation: risks relating to dilution and liability management exercises generally; risks relating to Wayfair’s ability to accurately anticipate the extent of holder conversions; and the other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Wayfair’s most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission (“SEC”). Wayfair qualifies all of its forward-looking statements by these cautionary statements. The forward-looking statements contained herein speak only as of the date of this report and, except as required by applicable law, Wayfair undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: February 6, 2026	/s/ ANDREW OLIVER
Andrew Oliver
Deputy General Counsel and Assistant Secretary
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